Exhibit (10)C

                              FNB Corporation
                     Form of Restricted Stock Agreement
                               For Employee

                           Granted {AWARD DATE}

This Restricted Stock Agreement is entered into as of {AWARD DATE} pursuant to Article 8 of the FNB Corporation 2000 Incentive Stock Plan (the "Plan") and evidences the grant, and the terms, conditions, and restrictions (as defined in the Plan) pertaining thereto, of Restricted Stock (as defined in the Plan) to {NAME} (the "Employee").

WHEREAS, the Company maintains the Plan under which the Committee (as defined in the Plan) may, among other things, award shares of the Company's common stock (the "Common Stock") to such key employees of the Company and its Subsidiaries as the Committee may determine, subject to terms, conditions, and restrictions as it may deem appropriate;

WHEREAS, pursuant to the Plan, the Committee has awarded to the Employee a restricted stock award conditioned upon the execution by the Company and the Employee of a Restricted Stock Agreement setting forth all the terms and conditions applicable to such award;

NOW THEREFORE, in consideration of the benefits which the Company expects to be derived from the services rendered to it and its Subsidiaries by the Employee and of the covenants contained herein, the parties hereby agree as follows:

1. Award of Shares. Under the terms of the Plan, the Committee has awarded to the Employee a restricted stock award as of {AWARD DATE} ("Award Date"), covering {NUMBER} shares of Common Stock (the "Award Shares") subject to the terms, conditions, and restrictions set forth in this Agreement.

2.    Period of Restriction.

     (a) Subject to earlier vesting or forfeiture as hereinafter provided, the period of restriction (the "Period of Restriction") applicable to the Award Shares is as follows: (1) one year from the Award Date with respect to 20% of the Award Shares, (2) two years from the Award Date with respect to the second 20% of the Award Shares,
           (3) three years from the Award Date with respect to the third 20% of the Award Shares, (4) four years from the Award Date with respect to the fourth 20% of the Award Shares, and (5) five years from the Award Date with respect to the fifth and final 20% of the Award Shares.

     (b) Notwithstanding any other provision of this Agreement to the contrary, in the event of a "Change in Control" of the Company as defined in the Plan, any remaining restrictions applicable to any of the Award Shares shall automatically terminate and the Award Shares shall be free of restrictions and freely transferable.
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     (c)   Except as contemplated in Section 2(b) or 6, the Award Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, during the Period of Restriction. Except as otherwise provided pursuant to Section 2(b) or 6, the applicable portion of the Award Shares shall become freely transferable by the Employee after the last day of its Period of Restriction.

3. Stock Registration. The Award Shares shall be registered on the Company's stock transfer books in the name of the Company for the Employee until such time as the Period of Restriction lapses.

4. Voting Rights. During the Period of Restriction, Employee may exercise full voting rights with respect to the Award Shares.

5. Dividends and Other Distributions. During the Period of Restriction, Employee shall be entitled to receive currently all dividends and other distributions paid with respect to the Award (other than dividends or distributions are paid in shares of Common Stock). If any such dividends or distributions are paid in shares of Common Stock, such shares shall be registered in the name of the Company for the Employee as provided in Section 3 and such shares shall be subject to the same restrictions on transferability as the Award Shares with respect to which they were paid.

6.    Termination of Employment.

     (a) If Employee's employment with the Company or its Subsidiaries is terminated due to death or permanent and total disability, any remaining Period of Restriction applicable to the Award Shares shall automatically terminate and the Award Shares shall be free of restrictions and freely transferable.

     (b) If Employee's employment with the Company or its Subsidiaries is terminated due to Employee's retirement from employment with the Company or one of its Subsidiaries at or after age 65 during the Period of Restriction, the restrictions applicable to the Award Shares shall automatically terminate and the Award Shares shall be free of restrictions and freely transferable.

     (c) If Employee's employment with the Company or its Subsidiaries is terminated for any reason other than those set forth in Sections 6(a) and (b) above during the Period of Restriction, any Award Shares still subject to restrictions at the date of such termination shall be automatically forfeited to the Company; provided, however, that, if Employee's employment is terminated involuntarily by the Company, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all Award Shares and/or may add such new restrictions to the Award Shares as it deems appropriate.

7. Employment. Nothing under the Plan or in this Agreement shall confer upon Employee any right to continue in the employ of the Company or its Subsidiaries or in any way affect the Company's right to terminate Employee's employment without prior notice at any time for any or no reason.

8. Withholding Taxes. The Company shall have the right to retain and withhold the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the Award Shares. At its discretion, the Committee may require the Employee to reimburse the Company for any such taxes required to be withheld by the Company and to withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to
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      withhold from any other cash amounts due to or to become due from the
      Company to the Employee an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes or to retain and withhold a number of shares having a market value not less than the amount of such taxes and cancel any such shares so withheld in order to reimburse the Company for any such taxes.

9. Administration. The Committee shall have full authority and discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Company and the Employee.

10. Notices. Any notice to the Company required under or relating to this Agreement shall be in writing and addressed to:

                 FNB Corporation
                 105 Arbor Drive
                 P. O. Box 600
                 Christiansburg, Virginia  24068-0600
                 Attn:  Secretary

      Any notice to the Employee required under or relating to this Agreement shall be in writing and addressed to the Employee at his address as it appears on the records of the Company.

11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

12. Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs, and legal representatives of the respective parties.

13. Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing signed by the parties.

14. Severability. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

15. Capitalized Terms. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

To evidence their agreement to the terms, conditions and restrictions, the Company and the Employee have signed this Agreement as of the date first above written.

     FNB CORPORATION          By:________________________________________

                             Its:________________________________________


     EMPLOYEE:               ____________________________________________
                             {NAME}
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